Exhibit 10.2

AMENDMENT, MODIFICATION, AND SUPPLEMENT TO

SECURITIES PURCHASE AMENDMENT

This Amendment, Modification, and Supplement to the Securities Purchase Agreement (the “Agreement”), dated as of March 24, 2015, is entered into by and among Medbox, Inc., a Nevada corporation (the “Company”) and Redwood Management, LLC (and/or Redwood Fund III Ltd., or Redwood Fund II LLC or RDW Capital LLC) (the “Purchaser”).

BACKGROUND

(A)	On July 21, 2014, the Company and the Purchaser entered into a Securities Purchase Agreement (as amended, modified, or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase from the Company, certain Debentures on two separate Closings for an aggregate subscription amount of $3,000,000, on the terms and conditions set forth therein.

(B)	On July 21, 2014, at the First Closing, the Purchaser subscribed for $1,000,000 in Principal Amount of Debentures for a Subscription Amount of $1,000,000, and the Purchaser subscribed for an additional $1,000,000 on August 25, 2014, an additional $500,000 on September 24, 2014, and an additional $250,000 on November 24, 2014 (collectively, the “Original Debentures”).

(C)	The Registration Statement was withdrawn, and the Company has defaulted under the terms of the Securities Purchase Agreement and Debentures because (i) it was not able to make the first principal and interest payment due on the Debentures, and (ii) it was not able to cause the Registration Statement to be filed pursuant to the Registration Rights Agreement dated July 21, 2014 (the “Registration Rights Agreement”) to become effective by November 21, 2014 (the “Specified Defaults”).

(D)	The parties now wish to enter into this Agreement in order to (i) modify certain terms and conditions of the Securities Purchase Agreement, and modify the terms and conditions of the 10% convertible debentures to be issued by the Company to the Purchaser hereunder (the “Modified Debentures”) and (ii) waive the Specified Defaults.

(E)	In addition, the parties wish to amend that certain Amendment, Modification, and Supplement to the Agreement dated January 30, 2015, as follows; provided, however, that this Agreement is not intended to nor should be construed to modify that certain Debenture Modification Agreement dated as of March 13, 2015:

AGREED TERMS

1.	Definitions and interpretation

1.1	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1.2	The definition of the term “Debentures” shall be modified to include both the Original Debentures and all Modified Debentures issued to the Purchaser hereunder.

2.	Modification to the closings

2.1	The purchase of the Debentures shall be split into five (5) Tranches (collectively, the “Modified Closings”) in the aggregate Principal Amount of $1,800,000 as follows:

(a)	a first Tranche in the Principal Amount of $200,000 for a Subscription Amount of $200,000 shall be closed on the date hereof (the “First Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied;

(b)	a second Tranche in the Principal Amount of $100,000 for a Subscription Amount of $100,000 shall be closed on the date that is thirty (30) days after the Second Modified Closing (the “Second Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied

(c)	a third Tranche in the Principal Amount of $300,000 for a Subscription Amount of $300,000 shall be closed within two (2) days of the date that both (1) a new Registration Statement containing the terms and conditions of this Agreement, has been filed by the Company, and (2) a restatement of the Company’s financial statements have been filed in satisfaction of all comments received by the Commission (the “Third Modified Closing”), provided however, that each of the conditions set out in Section 2.4 hereof shall have been satisfied;

(d)	a fourth Tranche in the Principal Amount of $1,000,000 for a Subscription Amount of $1,000,000 shall be closed within two (2) days of the SEC Effective Date (the “Fourth Modified Closing”), provided however, that the Third Modified Closing has occurred and each of the conditions set out in Section 2.4 hereof shall have been satisfied;

(e)	a fifth Tranche in the Principal Amount of $1,000,000 for a Subscription Amount of $1,000,000 shall be closed within five (5) days of the Fourth Modified Closing (the “Fifth Modified Closing”), provided however, that the Fourth Modified Closing has occurred and that each of the conditions set out in Section 2.4 hereof shall have been satisfied; and

(f)	in addition to the tranches listed above, the Purchaser will commit to funding additional tranches on the following schedule provided that each of the conditions set out in Section 2.4 hereof shall have been satisfied:

(i)	$100,000 on a date that is 90 days from the date of the First Modified Closing;

(ii)	$100,000 on a date that is 120 days from the date of the First Modified Closing;

(iii)	$100,000 on a date that is 150 days from the date of the First Modified Closing; and

(iv)	$100,000 on a date that is 180 days from the date of the First Modified Closing;

Notwithstanding the foregoing, any of the Modified Closings that have not closed by a date that is 180 days from the First Modified Closing, shall be terminated, unless otherwise agreed to by the Purchaser.

2.2	On or prior to each Closing Date with respect to each of the Modified Closings, the Company shall deliver or cause to be delivered to the Purchaser, as applicable, the following:

(a)	a Modified Debenture in the form set out on Exhibit A attached hereto with a principal amount equal to the Purchaser’s Principal Amount as set forth in Section 2.1 hereof, registered in the name of the Purchaser;

(b)	a warrant instrument in the form set out on Exhibit B attached hereto (the “Warrants”) issued and registered in the name of the Purchaser granting the Purchaser the right to purchase such number of additional shares of Common Stock as is equal to the Principal Amount of the applicable Modified Debenture divided by a price (the “Reference Price”) equal to 120% of the last reported closing price of the Common Stock on the applicable Closing Date, at an exercise price equal to the applicable Reference Price, and a term of three (3) years from the issuance date of each Warrant; and

(c)	with respect to the Second Modified Closing, a letter to the Transfer Agent updating the terms of the Transfer Agent Instruction Letter to take into account the terms and conditions of this Agreement duly executed by the Company and the Transfer Agent.

2.3	On or prior to each Closing Date with respect to each of the Modified Closings, the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the Purchaser’s Subscription Amount as set forth in Section 2.1 hereof, less a fee payable to Redwood Management, LLC in the amount equal to 5% of the Subscription Amount of the applicable Modified Closing.

2.4	Conditions:

(a)	the satisfaction of the conditions set out in Section 2.4(a) of the Securities Purchase Agreement, except that with respect to Section 2.4(a)(iii), the items to be delivered by the Company shall be the items set forth in Section 2.2 hereof;

(b)	the satisfaction of the conditions set out in Section 2.4(b) of the Securities Purchase Agreement, except that with respect to Section 2.4(b)(iii), the items to be delivered by the Purchaser shall be the items set forth in Section 2.3 hereof;

(c)	the Company shall have entered into an agreement with YA Global Master SPV, Ltd. (collectively, “Yorkville”) providing for the purchase and sale of at least $1,500,000 of convertible debentures on substantially the same terms and conditions as this Agreement and in respect of each of the Second Modified Closing, the Third Modified Closing, the Fourth Modified Closing, and the Fifth Modified Closing the Company shall have provided proof of receipt of funds from Yorkville prior to, or simultaneously with, such Closing;

(e)	one or more of the current members of the Board of Directors and/or executive officers of the Company shall have entered into binding commitments to invest collectively a minimum of $100,000 in two tranches of $50,000 each (which for the avoidance of doubt shall be in addition to the $50,000 raised through the issuance of the 8% Convertible Debenture Due January 13, 2018 issued to Ned Siegel), the timing of which shall be on or before each of the third and fourth Tranches, and in respect of each of the Third Modified Closing and the Fourth Modified Closing, the Company shall have provided proof of receipt of funds prior to such Closing;

(f)	in respect of the Third Modified Closing, the Fourth Modified Closing, and the Fifth Modified Closing only, the Company shall have opened the Powell Blvd., Portland, Oregon dispensary by April 30, 2015.

2.5	The terms “Required Minimum” and “Underlying Shares” in the Securities Purchase Agreement shall be deleted in its entirety and replaced with the following in order to include any shares of Common Stock issued upon exercise of the Warrants:

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all Debentures (including Underlying Shares issuable as payment of interest on the Debentures), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 100% of the then Conversion Price on the Trading Day immediately prior to the date of determination, and including any Underlying Shares issuable upon exercise of all the Warrants ignoring any exercise limits set forth therein.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures, and any shares of Common Stock issued and issuable upon exercise of the Warrants.

3.	Other Covenants and Waivers

3.1	Notwithstanding Section 4.8 of the Securities Purchase Agreement, the Company may use the proceeds from the Debentures for working capital and general and administrative expenses of the Company.

3.2	In connection with the Registration Rights Agreement, the following additional provisions shall apply.

(a)	The parties acknowledge and agree that the initial Registration Statement was filed with the Commission and has been withdrawn.

(b)	The Company shall file with the Commission a new Registration Statement no later than April 15, 2015 and the term “Registration Filing Date” shall be deemed amended to reflect this new deadline.

(c)	The new Registration Statement to be filed shall relate to the resale by the Purchaser of at least such number of shares as is equal to 200% of the Required Minimum (as defined in the Securities Purchase Agreement) as of the date the Registration Statement is filed, or such other number as the staff of the Commission will permit. All Underlying Shares relating to the Original Debentures and all Underlying Shares relating to the Debentures described in Sections 2.1(a)-(e) shall be included in the Registration Statement.

(d)	The Company shall cause the new Registration Statement to be declared effective by the Commission on or before July 15, 2015, and the terms “Registration Default Date (First),” “Registration Default Date (Second),” and “Registration Default Date(s),” shall hereafter refer to the date July 15, 2015.

3.3

The Company hereby represents and warrants that the Specified Defaults have occurred and are continuing, and each constitutes an Event of Default and entitles the Purchaser to exercise its rights and remedies under the Transaction Documents, applicable law or otherwise. The Company further represents and warrants that as of the date hereof no other Event of Default under the Transaction Documents exist. In reliance on such representation and warranty from the Company, effective upon the Second Modified Closing, and the issuance of an Amended and Restated Debenture to the Purchaser in respect of the original Debenture purchased by the Purchaser at the First Closing, the Purchaser hereby waives the Specified Defaults. Except for the Specified Defaults, the Purchaser has not waived, is not by this Agreement waiving any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof, and the Purchaser reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Events of Default, other than the Specified Defaults, which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, including failure to cause the Registration Statement to be filed by the new Registration Filing Date or first declared effective by the Commission by the new Registration Default Date.

4.	Representations and warranties

4.1	The Company represents and warrants to the Purchaser as of the date of this Agreement that:

(a)	it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)	it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith; and

(c)	the obligations assumed by the Company in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

5.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.	Governing law

This Agreement shall be governed by and shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment, Modification, and Supplement to Securities Purchase Agreement to be signed by their duly authorized officers.

MEDBOX, INC.

By:
Name:
	Title:	CFO

REDWOOD MANAGEMENT, LLC

By:
	Name:	John DeNobile
	Title:	Manager